UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2007

                                DUNE ENERGY, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    0-27897                    95-4737507
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)              File No.)              Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas                    77056
   (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895


          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On January 31, 2007, Dune Energy, Inc. ("we" or the "Company") entered into a Fifth Amendment to our Second Amended and Restated Asset Purchase and Sale Agreement with Voyager Partners, Ltd. ("Voyager"). The Fifth Amendment extends the Closing Date under our Agreement with Voyager until February 9, 2007. The Fifth Amendment is filed as Exhibit 10.1 hereto.

      Effective February 1, 2007, Mr. Valery Otchertsov resigned as a Director of the Company and our Board of Directors appointed Mr. Igor V. Marchenko to fill the vacancy. Mr. Marchenko, age 38, presently serves as Vice-President International Projects and Business Structuring to the Itera Group, an affiliate of Itera Holdings BV, the Company's principal shareholder. From February 2006 through October 2006, he served as a Director of Merchant Banking at Renaissance Capital and from February 1997 through February 2006, he held various positions at JSC Sibneft, a large vertically integrated oil and gas company. Mr. Marchenko resides in Russia and is a citizen of the Russian Federation. Our Board of Directors wished to express its sincere appreciation to Mr. Otchertsov for his service to the Company.

Item 9.01 Exhibits.

      Exhibit No.       Description
      -----------       -----------
         10.1           Fifth Amendment to Second Amended and Restated Asset
                        Purchase and Sale Agreement dated October 6, 2006 between the Company and Voyager

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: February 1, 2007                  By: /s/ Alan Gaines
                                            ------------------------------------
                                            Alan Gaines
                                            Chairman and Chief Executive Officer

                                  Exhibit Index

      Exhibit No.       Description
      -----------       -----------
         10.1           Fifth Amendment to Second Amended and Restated Asset
                        Purchase and Sale Agreement dated October 6, 2006 between the Company and Voyager